Exhibit 10.2

Forbearance Agreement

Agreement made this 13 day of February, 2013 by and between Feel Golf Co., Inc. (Debtor) and Taconic Group LLC (Creditor) (collectively the "Parties") with regard to that certain Convertible Note dated January 29, 2013 in the original principal amount of $50,000 and part of that certain Note originally issued February 11, 2011 in the original principal amount of $250,000 (the "Note").

Whereas, the Parties entered into the Note on January 29, 2013; and

Whereas, Debtor has been in default of the Note.

NOW THEREFORE, for $10 and other good and valuable consideration the parties agree as follows:

1.              Recitals; Defined Terms. The Recitals set forth above are true and correct and are incorporated herein by reference. All capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Note.

2.              Modification of the Notes. The Parties hereby agree that the Notes shall be modified as follows:

a.              Section 2.1(b) of the Note shall be amended so that the conversion of price shall be $.0001 per share.

b.              Interest shall revert to 10% per annum and shall not continue to accrue at the default rate.

c.              Defer the maturity date until June 30, 2013

3.              Waiver. Subject to and conditioned upon full, complete and timely compliance with the terms and conditions of this Agreement, the Creditor hereby waives all presently existing defaults and Events of Default under the Note.

4.              Other Representations. This Agreement is being entered into voluntarily for the purpose of settling the Creditor's claims against the Debtor. The Parties acknowledge that they have sought counsel with respect to this matter and understand the consequences in entering into this Agreement.

5.              Entire Agreement. The Parties agree that this Agreement contains the entire agreement and understanding of the Parties related to the subject matter hereof, and that there are no additional promises or terms of the Agreement amongst the Parties other than those written in this Agreement related to the subject matter hereof and that except as modified hereby, the Transaction Documents shall remain unchanged and in full force and effect.

6.              Binding Effect. This Agreement shall be binding upon the Parties hereto and their successors, heirs and assigns.

7.              Severability. In the event any term of this Agreement is unenforceable, then such unenforceable term, if possible, will be altered so as to remain enforceable, or if that is not possible, then it will be deleted from this Agreement, and the remaining part of the Agreement shall remain in effect.

8.              Modification. No modification of this Agreement will be enforceable unless it is in writing, signed by all of the Parties.

9.              Each Party represents and warrants to the other Parties that they have not assigned any part of the claims subject to this matter or this Agreement. This Agreement may not be assigned by any Debtor without the prior written consent of the Creditor but may be assigned by the Creditor without the consent of the Debtor.

10.            The headings to the various clauses of this Agreement have been inserted for the convenience of the Parties only. They shall not be used to interpret or construe the meaning of the terms and provisions hereof.

11.            Counterparts. This Agreement may be signed in counterparts and, upon the event of each Party signing the Agreement it shall be final and binding upon the Parties

12.            Authority. The person signing on behalf of each Party expressly warrants and represents that he has been duly authorized by the appropriate corporate Party to enter into this Agreement on its behalf, and possesses the full power, capacity, and authority to do so. Faxed or emailed signatures are binding and enforceable.

13.            Authorization. This Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action by each Party and will be the legal, valid, and binding obligation of each Party enforceable in accordance with its terms.

14.            Disputes. Any dispute arising out of the interpretation or enforcement of this Agreement and/or the Note shall be resolved by a court of competent jurisdiction in and for Broward County, Florida. The prevailing Party in any dispute regarding this Agreement and/or the Note shall be awarded attorneys' fees and costs to be determined by the court based upon affidavits establishing the reasonable amounts to be awarded.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date.

FEEL GOLF CO., INC		TACONI GROUP LLC

By:	/s/ Lee Miller, CEO	By:	/s/ Robert Grinberg

Name:	Lee Miller	Name:	Robert Grinberg

Title:	CEO	Title:	President CEO